Exhibit 10.12
[***]   Indicates text has been omitted from this Exhibit pursuant to a confidential treatment request and has been filed separately with the Securities and Exchange Commission.
Distribution Agreement
This Agreement, effective as of April 1, 2005 (“Effective Date”), is made by and between Fluidigm Corporation, a corporation of the State of California, having an office at 7100 Shoreline Court, South San Francisco CA 94080, United States of America (“FC”), and Eppendorf AG, a German corporation, having its headquarter at Barkhausenweg 1, D-22339 Hamburg, Germany (“EAG”), each hereinafter referred to as the “Party” or collectively called the “Parties”.
WHEREAS, FC is specialized in development and manufacturing of systems with integrated fluidic circuits for life-science research,
WHEREAS, EAG is a biotechnology company with a broad range of applications and products, mainly in the fields of bio tools, molecular technologies and complementary products,
WHEREAS, the Parties intend to engage in a mutually beneficial relationship concerning new FC applications which include the Eppendorf product Mastercycler personal for thermal control of microfluidic components;
NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants contained herein, the Parties hereto hereby agree as follows:
§ 1	Subject Matter of the Agreement

The object of this Agreement is the development, manufacture and delivery by EAG to FC of a special brand version of Eppendorf Mastercycler personal for the exclusive handling of FC microfluidic chips and licensed for PCR thermocycling practiced in fields of research and development, quality assurance or control, environmental testing, plant diagnostics, identity testing (other than parentage testing for humans) and forensics (“PCR Field”) and hereinafter referred to as “Product” - in accordance with the description of Product (Enclosure 1). EAG grants FC the right to commercially use, market, import, offer to sell, sell and/or distribute (including through one or more tiers of sub-distributors) the “Product” under the EAG label as an “Authorized Thermal Cycler” on a worldwide basis.

The use, marketing, distribution and/or selling of the Product (i) for PCR thermocycling outside the PCR Field as defined above and/or (ii) for real time PCR thermocycling as covered by United States Patent No. 6,814,934 (the “Higuchi Patent”) is not authorized under this Agreement, whereas EAG does not restrict FC to use, market, distribute and sell the Product in all other fields of use outside the PCR thermocycling. It is the duty of FC to determine the freedom to operate the Product in such cases and not to infringe third party patents. The Parties acknowledge that FC acts as a distributor of the Product (including without limitation [***].

§ 2	Up-front payment

Up-front payment of FC for EAG R&D of the Product is EURO [***] and it is due as follows:

EURO [***] already received ([***] USD)

EURO [***] already received

EURO [***] due in July 2005 against separate invoice.

The up-front payment for R&D further includes manufacturing of [ * * * ]. One of these units will remain in its final serial execution in EAG’s engineering as a basic reference unit. One unit will be a life unit in EAG’s R&D used for measuring, testing, modification evaluation, etc. One licensed unit will be for FC for acceptance and release of serial production. It will also serve as a reference unit for Fluidigm.

§ 3	Execution and Delivery

Delivery of PRODUCT by EAG will be to a worldwide maximum of three (3) addresses, which are detailed below.

1- Fluidigm Corporation 7100 Shoreline Court South San Francisco, CA 94080

United States of America

2- Fluidigm KK Attn: Takeshi Iwabuchi Ginza TK Building 5F 1-1-7 Shintomi Chuo-ku, Tokyo 104-0041

Japan

3- Fluidigm Europe, BV Attn: Anja Wienecke Flughafenstrasse 52a, Haus C D-22335 Hamburg

Germany

FC shall order the Product in a purchase order (“Purchase Order”) and EAG shall confirm each order in writing, by e-mail or fax within 14 calendar days, provided that EAG must accept all Purchase Orders that fall within FC’s forecast specified in Section 6 below. Each order shall identify the quantity of Products being ordered and the required delivery date and delivery address. Deliveries shall be within 6 weeks after the effective date of the order (or such longer period as may be specified in FC’s order), unless a later date was previously agreed by the Parties in writing.

EAG is permitted to make partial deliveries and no penalty for minimum delivery will be applied in this case. EAG agrees to notify FC promptly of any factor, occurrence or event coming to its attention that may impact EAG’s ability to meet any deliveries or other requirements set forth in this Agreement, particularly that may cause a material delay in delivery of Products, including any loss or reassignment of key employees, threat of strike or major equipment failure.

The Products manufactured and delivered by EAG will be inspected and tested, as required, by FC within forty-five (45) days of receipt (the “Acceptance Period”). If during the Acceptance Period any Products are found to be not new, defective in material or workmanship and/or fail to meet the specifications set forth in Enclosure 1 below, Reclaimed Products will be repaired or replaced, as outlined in Section 11 hereafter.

§ 4	Minimum Quantity and Minimum Delivery Lot

Subject to the terms and conditions of this Agreement, FC shall order, and subject to timely delivery of conforming units, will buy and take delivery of a total of [ * * * ]. The orders for the following minimum number of Products per calendar year are to be purchased by FC in good time to allow delivery before the end of the specified calendar year:

[ * * * ]

[ * * * ]

[ * * * ]

[ * * * ]

[ * * * ]

Minimum delivery lot per single order is [ * * * ]. In the event FC orders deliveries with fewer than [ * * * ] per delivery lot, each such delivery lot will be regularly invoiced plus a lump sum penalty of [ * * * ] per delivery lot.

EAG’s sole remedy for FC’s failure to meet the minimum purchase requirements as set forth in this Section 4 shall be as follows: Should the ordered number of units be less than [ * * * ] of the above minimum number for each of [ * * * ], then EAG shall have the right to terminate this Agreement on written notice to FC within [ * * * ] after the end of [ * * * ].

§ 5	Forecast

A revolving [ * * * ] forecast will be given from FC to EAG. The forecast covers [ * * * ] and will be given [ * * * ] before the [ * * * ] forecast period begins. It will be submitted on the appropriate form Enclosure 3 or a similar form.

The forecasted unit orders for the next [ * * * ] represent a firm order to be delivered in that [ * * * ]. The corresponding written order is to be enclosed with the forecast.

The figure forecasted for [ * * * ], may vary by [ * * * ] before used in next regular forecast as firm order.

The figure forecasted for [ * * * ], may vary by [ * * * ] before used in next regular forecast as figure for [ * * * ].

The figure forecasted for the [ * * * ], is considered [ * * * ]

The forecast is used by EAG to control the production of the Product and EAG agrees to delivery within [ * * * ] weeks of receiving FC’s order (or such longer period as may be specified in FC’s order).

§ 6	Conditions of Prices, Packaging and Payment

The prices are to be understood exclusive of VAT/sales tax, administrative or other fees, deductions, customs charges, transport and insurance. The prices are including solid cardboard packing and vary in accordance with the staggered price list (Enclosure 2).

Price conditions: net, for delivery EXW Hamburg (Incoterms 2000).

Export packing:	Product in cardboard box on a pallet suitable for airfreight, transportation by truck or by sea freight in an LCL container.

Payment:	net in EUROS by check or wire transfer, within 30 days from date of invoice.

Place of Delivery: EXW EAG warehouse (Incoterms 2000).

§ 7	Staggered Prices

The Product price depends on the effectively delivered quantity within a calendar year. The valid prices are shown in the staggered price list (Enclosure 2).

The first units to be delivered in each calendar year are invoiced at a unit price as per staggered price list for the number of units to be delivered. Each additional set of units to be delivered later within the same calendar year will be invoiced at an actual staggered unit price (“ASUP”) resulting from the staggered price list for the sum of all units actually delivered in the respective calendar year.

ASUP will also be applied for all units having been delivered and invoiced earlier in that calendar year. For this purpose, each invoice for new orders within a calendar year will be accompanied by a credit note for the difference between previously invoiced prices and ASUP, if applicable.

§ 8	Price Adjustment to Cost Situation

Prices of Staggered Price List can be reviewed and adjusted once annually, beginning as of January 1, 2007. Thereafter, EAG is entitled to change prices if justified by a change in costs pertaining to the manufacture of the Product. Changes in price must be announced at least 3 months before the price change becomes effective.

Annual changes in price may not exceed the changes contained in the index published by the German Federal Office of Statistics (GFOS) as part of the specialist series 17, sub-series II, “Prices and price indices for commercial products (manufacturing prices)” under no. 33205 of the GP systematic “Instrument, apparatus and devices for certain chemical and physical measuring or examinations”. The index multiplier is the change of the annual mean value, published each year by the GFOS.

§ 9	Documentation

FC shall be entitled to receive from EAG software files of user documentation in EAG’s standard form, to enable FC to modify such software for its applications. After return of modified files to EAG, EAG will ensure that the modified documentation is included with the Product.

FC shall also receive software files of technical illustrations, test instructions, parts lists, etc., which pertain to the Product. The copyright remains with EAG, but is hereby licensed to FC in accordance with FC’s distribution and other specified rights under this Agreement. FC shall use the documentation exclusively with respect to this Agreement.

Any Product supplied will be accompanied by a certificate as shown in Enclosure 4 (which Enclosure shall be updated from time to time to accurately reflect the then current situation). Any related marketing material produced by FC needs to show in prominent position the disclaimer as given in Enclosure 5 (which Enclosure shall be updated from time to time to accurately reflect the then current situation).

§ 10	Modifications

Applications for modifications to the Product must be made in writing to FC and the modifications must be authorized in writing by FC. Modifications carried out without prior written confirmation from FC are not permissible. FC shall not unreasonably withhold agreement to any reasonable proposal made by EAG for Product modifications.

Should FC make a written request for modifications to the Product, it is in EAG’s discretion to effect these modifications, provided that EAG shall not unreasonably withhold agreement to any reasonable proposal made by FC for product modification. All pre-approved costs related to the modifications requested by FC will be covered by FC. EAG is not obliged to carry out modifications to Products which have already been manufactured or delivered.

§ 11	Warranty

EAG warrants to [***]. This includes [***] under all patent or contract rights controlled by [***] and/or [***] as defined in [***]. EAG is not aware of any third party patent rights that the sale or use of the Products may be infringing in view of the licenses granted hereunder.

EAG represents and warrants [***].

EAG shall have discretion as to [***]. This warranty does not cover [***].

FC will report all warranty and replaced service parts via [***] (as specified in Section 15 below) reporting to EAG.

Deliveries to EAG of [***] shall be made at FC expenses. Replacement deliveries [***] shall be made at [***] expense.

§ 12	Liability

12.1 IN NO EVENT WILL EITHER PARTY’S LIABILITY ARISING OUT OF THIS AGREEMENT EXCEED THE GREATER OF (a) TWO HUNDRED FIFTY THOUSAND DOLLARS (US $250,000) OR (b) THE AGGREGATE AMOUNTS PAID OR PAYABLE BY FC TO EAG UNDER THIS AGREEMENT. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, OR INCIDENTAL DAMAGES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING OUT OF THIS AGREEMENT.

12.2 The limitations of Section 12.1, however, shall not apply to (i) liability to Applied Biosystems for infringement of intellectual property rights under Section 22, (ii) any other liability to Applied Biosystems under Section 22, or (iii) breaches of the CDA with respect to confidential information disclosed in connection with this Agreement

§ 13	No Compete Clause

FC shall refrain from manufacturing and/or selling products, in standalone form, of another make that are identical or similar to the Product. FC shall also abstain in every other respect from any direct or indirect competition for the Product, for sale in standalone form, with EAG, including by means of trusts or third parties, legal and commercial entities or private individuals; this includes any entity that is controlled by or controls FC including those, which are acquired at a later date or granted a controlling influence.

In particular FC shall not, directly or indirectly, act as distributor, dealer, commission merchant or commercial agent for a third party with regard to identical or similar products for sale in standalone form. Exceptions require the prior written consent of EAG. FC at the date hereof, is not preparing and not engaged in the production or distribution of other similar items to the Products.

Notwithstanding the foregoing in this Section 13, in the case of EAG’s sustained inability to supply for reasons other than Force Majeure, as specified in Section 14, both Parties will co-operate in good faith to resolve the difficulty to both Parties’ satisfaction, or if unable to so resolve the difficulty, to use the documentation and convey rights (only to the extent EAG is so able) necessary for production to enable FC or third party to make or have made the Product involved. It is the duty of FC to determine the freedom to operate in such cases and especially not to infringe ABI’s IP rights.

EAG agrees not to sell or otherwise provide the Product (or any identical or similar product that has been specifically adapted to receive FC microfluidic chips) to any person or entity other than FC, during and two (2) years after the term of this Agreement.

§ 14	Force Majeure

No failure or omission by the Parties hereto in the performance of any obligation of this Agreement shall be deemed a breach of this Agreement or create any liability if the same shall arise from any cause or causes beyond the control of the Parties, including but not limited to the following: act of God; acts of omissions of any government; any rules, regulations or orders issued by any governmental authority or by any officer, department, agency or instrumentality thereof; fire; storm; flood; earthquake; accident; war; rebellion; insurrection; riot, strikes and lockouts; and invasion; and provided that such failure or omission resulting from one of the above causes is cured as soon as practicable after the occurrence of one or more of the above-mentioned causes.

This applies only if the disabled Party informs the other Party as soon as possible about the extent and the grounds of the disabling cause or causes.

Should the disabling circumstance(s) last longer than three (3) months, the other Party can terminate the Agreement without a period of notice and/or proceed in accordance with Section 13 Para. 3.

§ 15	Service, Spare Parts

FC is responsible for the service of the Products. FC may delegate service responsibility to its distribution partners. EAG will support service by training of the trainers of FC as per Section 16 below.

FC will purchase and keep on stock a sufficient number of spare parts to fulfill service needs. FC agrees to order minimum spare parts value of [***] - per spare parts shipment.

§ 16	Training of Service Trainers

Not later than the date of signature of this Agreement FC shall supply EAG with the names of up to three key service managers of FC with defined responsibilities for a training as service trainers. They will each receive a training course by EAG of the technical service for the Product in a way which enables them to commence service training themselves to service engineers of FC or to service engineers of international distribution partners of FC.

EAG shall provide this training course regarding the Product and regarding reporting system via [***] for such key service personnel of FC in Hamburg, Germany. EAG shall bear the cost of training, lodging and lunch within EAG’s facilities. Other expenses, traveling fees and salary shall be borne by FC. Should a trained key service person leave FC then FC shall bear all costs for the renewed training of a successor.

Any training which may be requested by FC in addition to the aforesaid provision shall be at the expense of FC.

§ 17	Confidentiality - Publicity

17.1 A Confidential Disclosure Agreement (“CDA”) has been signed by the Parties in Sept. 2004 (Enclosure 6). For purposes of this Agreement, the “Purpose” in the CDA shall include the performance of obligations and the exercise of rights pursuant to this Agreement. Additionally terms of this Agreement are confidential as set forth in Section 17.3. Information about this Agreement shall be released only after mutual agreement of the Parties, except as set forth in Section 17.3.

17.2 With respect to FC’s distribution of any written information to third parties, including but not limited to advertising, brochures, catalogs, promotional and sales material, and public relations material, EAG shall only have the right to prescribe changes regarding references to, or descriptions of: Applied Biosystems, PCR, the amplification patent rights, the amplification system patent rights, the PCR instrument patents, PCR licenses or authorizations, or this Agreement. FC agrees to comply provided that such prescriptions are reasonable in nature and documented by EAG as appropriate for accuracy.

17.3 Except as provided in Enclosure 5 and Section17.2, each Party shall, to the extent reasonably practicable, maintain the confidentiality of the provisions of this Agreement in accordance with the CDA and shall refrain from disclosing the terms of this Agreement without prior written consent of the other Party, except (i) to the extent either Party concludes in good faith that such disclosure is required by any court or other governmental body or is otherwise required under applicable law or regulation, in which case the other Party shall be notified in advance; (ii)to legal counsel of the Parties; (iii) in connection with the requirements of a public offering or securities filing; (iv) in confidence, to accountants, banks, and financing sources and their advisors; (v) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement; or (vi) in confidence, in connection with a merger or acquisition or proposed merger or acquisition, or the like.

§ 18	Compliance and Quality

It shall be the duty of each Party to comply fully with all applicable laws, regulations and ordinances and to obtain and keep in effect licenses, permits and other governmental approvals (federal, state or local) necessary or appropriate to carry on activities hereunder.

§ 19	Assignment

This Agreement shall not be assigned by either Party except in any assignment or transfer of all or substantially all of such Party’s business related to this Agreement.

§ 20	Duration of Agreement, Termination of Agreement with Good Reason

20.1 This Agreement is valid as of Effective Date and will continue for a minimum of five (5) calendar years after Effective Date provided terms and conditions are met by both Parties. After five years from Effective Date, this Agreement may be terminated with a period of written notice of not less than six months.

20.2 The duration of Agreement automatically extends for another calendar year if not cancelled by FC at least six (6) months before the end of minimum duration date or at least six (6) months before the end of any Agreement extension period. Provided that FC meets or exceeds unit forecasts, EAG will give FC at least one (1) year notice of termination before the end of the minimum duration date or any Agreement extension period.

20.3 Either Party can terminate the Agreement with good reason especially in the event of the other Party not fulfilling one or more of its material contractual obligations and then not rectifying this situation within sixty (60) days of receipt of a written warning to this effect. Timely delivery of conforming Product units shall - amongst others – be deemed to be a material contractual obligation.

20.4 Each Party may also terminate this Agreement with immediate effect and with no liability for compensation in the event of the other Party becoming insolvent or filing for bankruptcy.

20.5 Should EAG terminate the Agreement with the reason of not having received orders for at least the agreed minimum number minus 25% as of Section 4, FC has the right to place, and EAG shall accept and fulfill, one final order for delivery within the commencing period of termination.

20.6 FC shall be entitled to terminate this Agreement for its convenience on at least sixty (60) days prior written notice to EAG, provided that no such termination shall be effective prior to the second anniversary of the Effective Date.

20.7 At the time of termination of this Agreement, FC will buy all Products still on stock, provided the stock is resulting from FC’s forecast (Enclosure 3)

20.8 The Parties’ rights and obligations pursuant to the following sections shall survive termination or expiration of this Agreement: Sections 1, 11, 12, 17, 18, 19, 21, 22, and 23. FC shall be entitled to distribute all Products purchased from EAG. All payment obligations of FC under this Agreement shall survive termination or expiration.

§ 21	Court of Jurisdiction and Applicable Law

21.1 This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, U.S.A. without reference to conflict of laws principles.

21.2 All disputes arising out of this Agreement shall be finally settled by final and binding arbitration in New York, New York before, and under the then current commercial arbitration rules of, the International Chamber of Commerce, subject to the additional limitations set forth herein. The arbitration shall be conducted by a single arbitrator appointed in accordance with such rules. No discovery (e.g., document production; depositions) will be permitted. The arbitration shall be conducted in the English language, and all documentary evidence shall be presented in English; documentary evidence not originally in English shall be presented both in the original language and in English translation. The Parties agree that the decision of the arbitrator shall be final and binding. The arbitration shall take no more than one day, and each Party shall have a total of up to four (4) hours to present/rebut its case on that day, with the arbitrator announcing the decision at the end of such presentations/rebuttals. Judgment on any decision made by the arbitrator may be entered and enforced in any court of competent jurisdiction. All fees and charges by the International Chamber of Commerce shall be shared equally by the Parties unless otherwise specified by the arbitrator; each Party shall be responsible for the payment of all fees and expenses connected with the presentation of its respective case, provided that the arbitrator may in his/her discretion award to the prevailing Party the costs and expenses incurred by the prevailing Party in connection with the arbitration proceeding. The arbitration shall be confidential.

§ 22	Indemnification

22.1 EAG holds limited license rights under U.S. Patents Nos. 5,038,852 and 5,333,675, describing and claiming automated apparatus suitable for performing the PCR process, any apparatus claim issuing from an application claiming priority of U.S. application Serial No. 833,368 or U.S. application Serial No. 899,061 (both filed in 1986), and apparatus claims in corresponding counterpart patents and patent applications in other countries for PCR thermocycling practiced in fields of research and development, quality assurance or control, environmental testing, plant diagnostics, identity testing (other than parentage testing for humans) and forensics as defined in section 1.

22.2 EAG shall defend FC or assist FC at its own discretion in defending FC against any claim or action, with the exemption of i) claims based on the “Higuchi Patent” ii) the flat silver chuck and related vacuum system and iii) the functions of these two components, for: (a) infringement by any Product, or the use thereof, of any third party patent, copyright, trade secret or other intellectual property right other than those caused by product specific modifications. (b) Defective Products manufactured by EAG, to the extent such defects are caused by EAG’s failure to manufacture the Products in conformance with the specifications and with EAG’s warranties as set forth in this Agreement, or by EAG’s misconduct or negligence; or (c) a breach by EAG of any license or other intellectual property right of any third party licensor of the Products other than a breach by EAG of any license or other intellectual property right of Applied Biosystems which breach was solely caused by FC or by Product specific modifications.

22.3 FC shall reasonably cooperate in EAG’s defense of any such claim or action, and FC shall not engage in any actions or communications that negatively affect EAGs defense or settlement of the claim or action. In no event shall FC defend or settle any such claim or action without EAG’s prior written approval.

22.4 (w) FC agrees to take all reasonable precautions to prevent death, personal injury, illness and property damage from the use of Products. FC shall defend, at its expense (including without limitation attorneys’ fees and court costs), EAG against any claim or action for:(a) infringement by any Product, or the use thereof, of any third party patent, copyright, trade secret or other intellectual property right solely due to the differences between the Product and another Eppendorf Mastercycler; (b) the use of the Products and all costs incurred as a result of a Product withdrawal or recall (collectively “Customer Losses”) to the extent such Customer Losses are caused by FC, or by FC’s misconduct or negligence; or (c) a breach by FC or their partners of any license or other intellectual property right of Applied Biosystems with respect to the Products.
     (x) FC shall pay any amounts awarded against EAG, or settlements entered into by FC on behalf of EAG, to the extent attributable to any such claim or action under (a), (b), or (c) of Section 22.2(w) above.
     (y) As a condition of FC’s liability and obligations under this Section 22.2, however, (i) EAG shall notify FC in writing of such claim or action promptly (and in no event later than twenty (20) calendar days) after learning of such claim or action, (ii) except as set forth hereinbelow, FC shall have the exclusive right to control the defense and settlement of any such claim or action, provided that any settlement shall be subject to the prior written approval of EAG, which shall not be unreasonably withheld or delayed, (iii) EAG shall reasonably cooperate in FC’s defense of any such claim or action, and (iv) EAG shall not engage in any actions or communications that negatively

[***]. In no event shall [***].
Notwithstanding the foregoing, [***].
     (z) Notwithstanding the foregoing, FC shall have no liability or obligation with respect to any claim or action resulting from an actual or alleged breach by EAG of the first paragraph of Section 11.
22.3 EAG represents and warrants that [***].

§ 23	Final Clauses

23.1 This Agreement contains the entire and only agreement between the Parties and supersedes and cancels all prior written and/or oral agreements, undertakings and negotiations between the Parties with respect to the subject matter hereof.

23.2 No amendments, changes, modifications or alterations of the terms and conditions of this Agreement shall be binding upon either Party unless in writing and signed by both Parties. Any waiver of this provision shall be made in each specific case in writing. Documents transmitted by fax are considered to be in writing.

23.3 Each Party represents and warrants that it has full power and authority to enter into this Agreement and to take all actions required by this Agreement and that each Party’s obligations under the Agreement do not conflict with its obligations under any other agreement to which EAG or FC is a party.

23.4 The headlines are for orientation purposes only and do not form part of the Agreement.

23.5 Should any provision of this Agreement be invalid or unenforceable or should the Agreement contain an omission, the remaining provisions shall be valid. In the place of an invalid provision, a valid provision is presumed to be agreed upon by the Parties, which comes economically closest to the one actually agreed upon; the same shall apply in the case of an omission.

23.6 The Parties shall endeavor to settle amicably any disputes which result from the execution of this Agreement.

§ 24	Enclosures

The enclosures are integral part of the Agreement.
Enclosure 1       Description of Product
Enclosure 2       Staggered Price List
Enclosure 3       Forecast Form
Enclosure 4       Authorization Notice
Enclosure 5       Disclaimer
Enclosure 6       Confidential Disclosure Agreement
Enclosure 7       http Reference Agreement

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

South San Francisco, the	17 August 2005
Fluidigm Corporation
President / CEO

/s/ Gajus V. Worthington Gajus V. Worthington

Hamburg, the 4 Aug. 2005 Eppendorf AG

/s/ Heinz Gerhard Koehn, Ph. D. Heinz Gerhard Koehn, Ph. D.	/s/ Michael Schroeder, Ph. D. Michael Schroeder, Ph. D.
Board Member, Technology	Board Member, Marketing and Sales

Enclosure 1 Page 1
Description of Product and Specifications
A. Description:
Special brand version of Eppendorf Mastercycler personal
Special brand version of Eppendorf Mastercycler personal for FC, licensed for PCR-Applications for the Fields described in section 1. [***]
Special brand version of Eppendorf Mastercycler personal [***] to create the following features on the Product:
–	[***]

–	[***]
–	[***]

–	[***]

–	[***]

–	[***]

–	[***]
•	[***]

•	[***]

•	[***]
Remark: [***]
FC supplies the [***]

[***]

[***]

[***]

Enclosure 1 Page 2
B. Specifications:
Performance
•	[***]

•	[***]
¡	[***]
•	[***]
¡	[***]

¡	[***]

¡	[***]
■	[***]

■	[***]

■	[***]
•	[***]
¡	[***]

¡	[***]
•	[***]
¡	[***]

¡	[***]

¡	[***]

¡	[***]
Mechanical features and facilities
•	[***]

•	[***]
Software
•	[***]

•	[***]
Testing
•	[***]

•	[***]

Enclosure 1 Page 3
Photo showing [***]
[***]

To page 13: sub-page 1 of 8

Enclosure 1 Page 4
[***]
Position of [***]
[***]
[***]

To page 13: sub-page 2 of 8

Enclosure 1 Page 5
[***]

To page 13: sub-page 3 of 8

Enclosure 1 Page 6
[***]

To page 13: sub-page 4 of 8

Enclosure 1 Page 7
[***]
[***]

To page 13: sub-page 5 of 8

Enclosure 1 Page 8
[***]
[***]

To page 13: sub-page 6 of 8

Enclosure 1 Page 9

[***]

[***]

To page 13: Sub-page 7 of 8

Enclosure 1 Page 10

[***]

[***]

To page 13: Sub-page 8 of 8

Enclosure 2
Staggered price list
Prices per number of products to be delivered within one Agreement Year

[***] and more units/a	price per unit	Euro	[***]
[***] and more units/a	price per unit	Euro	[***]
[***] and more units/a	price per unit	Euro	[***]
[***] and more units/a	price per unit	Euro	[***]
[***] and more units/a	price per unit	Euro	[***]
[***] and more units/a	price per unit	Euro	[***]
[***] and more units/a	price per unit	Euro	[***]
[***] and more units/a	price per unit	Euro	[***]
License condition of prices:
Prices include the newly reduced up-front-fee-component of PCR license (fixed license portion) as pre-announced by EAG’s licensor. Possible reductions (or elimination) of this license fee by the PCR licensor shall result in reductions.
The prices include PCR license, neglecting a price value for a device providing vacuum. Should PCR license also be requested for a vacuum providing device by the licensor, the requested license has to be borne by FC and above staggered prices will be revised correspondingly.
The prices include PCR license for the Product calculated on basis of Enclosure 1, (Description of Product) with the chuck supplied and invoiced to EAG as specified. Should the licensor request another price value for the chuck for the calculation of the PCR license, the requested license has to be borne by FC and above staggered prices will be revised accordingly.

Enclosure 3
Forecast Form
Special brand version of Eppendorf Mastercycler personal — Quarterly Forecast
Forecast period (12 Months), revolving quarterly:

Number of units
Article number
Period of forecast	Estimated number of	5332 000.480	5332 000.405	5332 000.430
mon. - mon. yyyy	units correspond to:	120 V – U.S.A.	230 V – int.	100 V – Japan
1. Quart.	A fixed order Signature see below.

2. Quart.	Estimation with +/- 25 % variability

3. Quart.	Estimation with +/- 50 % variability

4. Quart.	Orientation figure only
Confirmation:
Number of units forecasted above for delivery in 1. Quarter herewith are firmly ordered. The definitive composition of individual delivery lots and the delivery address for each lot must be conveyed to EAG with [6 weeks] notice.
Place / Date:
Fluidigm Corporation

(Signature)
Our production planning is controlled by forecast instruments. For this purpose the above forecast system is used. Please return the completed form before the middle of running quarter, to ensure punctual delivery for the next quarter.
The form contains an overview about the coming [***]. The figures for the [***]. The figure for the following [***] with the following forecast as indicated. The figure for the [***].
Eppendorf AG

Enclosure 4 Page 1
Authorization Notice
[ * * * ]

Enclosure 4 Page 2
4.1	EAG will affix permanently and prominently to each Authorized Thermal Cycler the designation “Authorized Thermal Cycler”, its Serial Number and a direction to consult the user’s manual for the license information.

4.2	FC agrees to instruct the ultimate purchaser that transfer of the thermal cycler without the Serial Number or the Notice shall automatically terminate the authorization granted by this Agreement and the thermal cycler shall cease to be an Authorized Thermal Cycler.

Enclosure 5
Disclaimer
Wording of the Disclaimer
Practice of the patented polymerase chain reaction (PCR) process requires a license. The Mastercycler is an Authorized Thermal Cycler and may be used with PCR licenses available from Applied Biosystems. Its use with Authorized Reagents also provides a limited PCR license in accordance with the label rights accompanying such reagents.

Enclosure 6
Confidential Disclosure Agreement
Confidential Disclosure Agreement
This Agreement, effective as of 11 August 2004 (“Effective Date”), is made by and between Fluidigm Corporation a corporation of the State of California, having an office at 7100 Shoreline Court, South San Francisco, CA 94080. United States of America (“FLUIDIGM”), and Eppendort AG, a German corporation, having its headquarters at Barkhausenweg 1. D-22339 Hamburg. Germany (“EAG”), each hereinafter also referred to as the “Party” or collectively called the “Parties”.
WHEREAS, FLUIDIGM is specialised in development and manufacturing of systems with integrated fluid c circuits for life-science research with a concentration on protein structure determination.
WHEREAS, EAG is a leading biotechnology company with a broad range of applications and products, mainly in the fields of biotools, molecular technologies and complementary products.
WHEREAS, the Parties intend to engage in discussions concerning a co-operation for a new FLUIDIGM application which possibly may include components of the EAG product Mastercycler ep 18.Aug.04 (“Purpose”).
NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants contained herein the Parties hereto hereby agree as follows.
Confidential information (“Information“), as used herein, shall mean any and all information, know-how, data and experience in whatever form, be it verbally, in writing, in drawing, samples, displays, in software, on tapes, hard disks, diskettes or otherwise furnished by either Party (hereinafter referred to as the “Disclosing Party”) to the other Party (hereinafter referred to as the “Receiving Party”) either directly or indirectly and disclosed to the Receiving Party under this Agreement.
2.	The Receiving Party undertakes to keep confidential any and all information, except
a. Information, which the Receiving Party can establish by competent proof was at the time of disclosure or became after disclosure, part of the public domain by publication, except by breach of the undertakings hereunder by the Receiving Party;
b. Information which the Receiving Party can establish by competent proof was in its possession already at the time of disclosure, and which was not acquired, directly or indirectly, from the Disclosing Party, and information which the Receiving Party can establish by competent proof was later received from a third party, provided, however, that such information was not obtained by said third party directly or indirectly from the Disclosing Party;
c. Information which the Receiving Party can establish by competent proof was independently developed by the Receiving Party without use of the Confidential Informal on of the Disclosing Party; or
d. Information which was required to be disclosed by law or court or governmental order;
3.	The Receiving Party undertakes to use any and all information only for the Purpose agreed upon in writing with the Disclosing Party, and will not, directly or indirectly, exploit or otherwise use information for any other purpose, unless and until the Disclosing Party from case to case explicitly accepts in writing prior to the proposed use of information for such other purpose.

4.	The Receiving Party undertakes only to disclose Information to those employees who need to make use of Information in order to carry out agreed upon work for the Purpose, and guarantees that every such employee is aware of and will respect the confidentiality of Information.

5.	The Receiving Party agrees that its affiliates will treat Information as if they were themselves a Party to this Agreement. Affiliate in this Agreement means any and all company or individual related to the Receiving Party, whether the relationship be that of employment or ownership or other, including any company or organization owning, owned by or under common control with the Receiving Party.

6.	Within thirty (30) days after the Disclosing Party’s request, the Receiving Party shall return to the Disclosing Party all Information, including all copies thereof, unless another agreement covering the use of Information has been made between the Parties.

7.	Nothing herein and nothing said or written in connection with the disclosure of Information constitutes a promise or an undertaking to enter into further cooperation between the Parties.

8.	The Parties further agree that the furnishing of Information under this Agreement shall not constitute any grant or license of any rights now or hereafter held by the Parties.

9.	All obligations of the Parties with respect to the confidential information disclosed under this Agreement shall cease five (5) years from the Effective Date.

This Agreement shall be construed in accordance with and governed by substantive German law. The place of jurisdiction is the place of business of the defendant.
IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

FLUIDIGM	EAG

/s/ Gajus Worthington	/s/ Dr. Heinz G. Kohn	/s/ Ernst Tennstedt
Gajus Worthington	Dr. Heinz G. Kohn	Ernst Tennstedt
Chief Executive Officer	Board Member	Head of Legal
	Technology	Department

Date:	Date: 20.8.2004

Enclosure 7 (1 of 14)
http Reference Agreement
THERMAL CYCLER SUPPLIER AGREEMENT
     This Agreement, effective April 15, 2000, is made by and between PE Biosystems, a division of PE Corporation, a corporation of the State of Delaware, having an office at 850 Lincoln Centre Drive, Foster City, California 94404 (“PE CORP”), and Cepheid, a corporation of the State of California, having an office at 1190 Borregas Avenue, Sunnyvale, California 94089 (“Thermal Cycler Supplier”) hereafter collectively referred to as “The Parties.”
     Whereas, PE CORP has the power to convey limited rights for research and in certain other fields under U.S. Patents Nos. 4,683,195, 4,683,202 and 4,965,188, describing and claiming gene amplification processes including, among others, a process known as the polymerase chain reaction (“PCR”) process, which are owned by Roche Molecular Systems, Inc., and amplification process claims in corresponding counterpart patents and patent applications in other countries, owned by F. Hoffmann-La Roche Ltd (both of which are referred to collectively herein as “Roche”).
     Whereas, PE CORP offers to PCR users commercial and non-commercial license rights under these patents and patent applications for automated performance of the PCR process for research and certain other fields that include, inter alia, an up-front fee component based on the capacity of thermal cyclers used to perform the process.
     Whereas, PE CORP offers to thermal cycler suppliers license rights under those patents, namely, an authorization to distribute their instruments with a label conveying to their customers rights under the up-front fee component of the PCR licenses described above, and the right to promote their instruments as “Authorized Thermal Cyclers” for PCR.
     Whereas, PE CORP owns US. Patents Nos. 5,038,852 and 5,333,675, describing and claiming automated apparatus suitable for performing the PCR process, and apparatus claims in corresponding counterpart patents and patent applications in other countries.
     Whereas, PE CORP owns U.S. Patent No. 5,475,610, describing and claiming improvements in thermal cycling apparatus for- PCR, including a pressing heated cover, and corresponding counterpart patents and patent applications in other countries.
     Whereas, PE CORP owns U.S. Patent No. 5,656,493, describing and claiming an amplification system comprising PCR reagents and a thermal cycler programmed to carry out a PCR protocol.
     Whereas, PE CORP owns patents and applications outside the U.S. that claim priority of U.S. application Serial No. 899,061 (filed in 1986) and that claim automated performance of the PCR process using certain programmed thermal cyclers.
     Whereas, PE CORP offers to PCR users license rights for research and

Pages 21 of 34

Enclosure 7 (2 of 14)
certain other fields under its amplification system claims and automated method claims, and offers to thermal cycler suppliers the right to pass such rights to their thermal cycler customers.
     Whereas, PE CORP has offered to Thermal Cycler Supplier the above Roche process rights, and the PE CORP systems, apparatus, automated method and pressing heated cover rights separately or in combinations, and Thermal Cycler Supplier has requested rights under the above Roche PCR process patents and PE CORP systems patent rights only, without rights under the above identified PE CORP apparatus, automated method and pressing heated cover patents and applications.
     NOW, THEREFORE, The Parties agree as follows:
     1. Definitions
          For the purpose of this Agreement the terms set forth hereinafter shall be defined as fellows;
     1.1 “AFFILIATE” of a party to this Agreement shall mean an organization: a) whose voting stock is controlled or owned directly or indirectly to the extent of fifty percent (50%) or more by the party; b) which directly or indirectly owns or controls fifty percent (50%) or more of the voting stock of the party; c) whose majority ownership is directly or indirectly common to that of the party; or d) defined under (a), (b), or (c) above except the amount of said ownership is less than fifty percent (50%) but that amount is the maximum amount permitted by law and Thermal Cycler Supplier has effective control.
     1.2 “AMPLIFICATION PATENT RIGHTS” shall mean the nucleic acid amplification processes, including particularly the PCR process, covered by: United States Patents Nos. 4,683,195, 4,683,202 and 4,965,188; and any corresponding amplification process claim in patents and patent applications in other countries claiming priority of any of them. Amplification Patent Rights include rights only under the identified Roche patents and applications. They do not include rights, expressly or by implication, under any other Roche or PE CORP patent or application, or to any claim to reagents, apparatus, or a system of reagents and apparatus.
     1.3 “AMPLIFICATION SYSTEM PATENT RIGHTS” shall mean U.S. Patent No. 5,656,493, which describes and claims an amplification system comprising PCR reagents and a thermal cycler programmed to carry out a PCR protocol. Amplification System Patent Rights include rights only under the identified PE CORP patent. They do not include rights, expressly or by implication, under any other Roche or PE CORP patent or application, or to any claim to reagents, apparatus, or an amplification process, even if that process is a result of the natural and intended operation of the system.
     1.4 “AUTHORIZED REAGENT” shall mean a DNA polymerase whose use in performance of the PCR process is covered by the running-royalty component of a PCR process license under the Amplification Patent Rights for internal research and development. The running-royalty component of that license may be obtained

Pages 22 of 34

Enclosure 7 (3 of 14)
through the purchase of reagents bearing a valid label conveying the running-royalty component; alternatively, it may be purchased from PE CORP. Other PCR process licenses in the Fields also require use of Authorized Reagents.
     1.5 “AUTHORIZED THERMAL CYCLER” shall mean a thermal cycler or temperature cycling instrument whose use in automated performance of the PCR process is covered by the automated-capacity, up-front fee component of a PCR process license under the Amplification Patent Rights for internal research and development. The up-front fee component of that license may be obtained through the purchase of a thermal cycler or temperature cycling instrument bearing a valid label conveying the up-front component; alternatively, it may be purchased from PE CORP. Other PCR process licenses in the Fields also require use of an instrument whose use is similarly covered, i.e., an “Authorized Thermal Cycler”.
     1.6 “FIELDS” shall mean research and development, quality assurance or control, environmental testing, plant diagnostics, identity testing (other than parentage testing for humans) and forensics. The Fields specifically exclude human and veterinary diagnostics.
     1.7 “NET SALES PRICE” for thermal cyclers, temperature cycling instruments and add-on modules distributed under this Agreement shall refer to the sales price charged to unrelated Third-Party end users as to whom the price is not affected by any other purchase, by any other dealing or by any special course of dealing, and shall mean the gross invoice price to such an end user less the following deductions where applicable: (i) discounts allowed and taken, in amounts customary in the trade, and (ii) sales and/or use taxes and/or duties for particular sales. No allowance or deduction shall be made for commissions or collections, by whatever name known. Thermal cyclers, temperature cycling instruments and add-on modules subject to this Agreement shall be separately invoiced items.
     For distributions other than sales described by the preceding paragraph, including any sale, loan, lease, consignment, gift or other distribution (i) to an end user that is Thermal Cycler, Supplier itself, an Affiliate or a distributor, (ii) to an end user that enjoys a special course of dealing with Thermal Cycler Supplier, an Affiliate or distributor, or (iii) is under a reagent rental agreement or other arrangement that is not a sale to an unrelated Third-Party end user as to whom the price is unaffected by other purchase, dealing or special course of dealing, the Net Sales Price shall be determined by reference to the Net Sales Price which would be applicable in an arm’s length sale to a similarly situated unrelated Third-Party end user as to whom the price is not affected by any other purchase, by any other dealing or by any special course of dealing.

Pages 23 of 34

Enclosure 7 (4 of 14)
Net Sales Price shall be calculated on the basis of sales or transfers to end users by Thermal Cycler Supplier, its Affiliate or a distributor of either, as the case may be. In the event Thermal Cycler Supplier is unable to account for end-user sales by any distributor, the Net Sales Price shall be calculated as the price to the final distributor multiplied by [**], which factor represents a [**] margin on sales to end users by the distributor.
     1.8 “TERRITORY” shall mean worldwide.
     1.9 “THIRD PARTY” shall mean a party other than The Parties.
     1.10 “TEMPERATURE CYCLING INSTRUMENT”, as used in this Agreement, shall mean an instrument, whether in single or multiple modules, that includes a thermal cycler as defined in Article 1.11 and additional structure for performing one or more other functions.
     1.11 “THERMAL CYCLER”, as used in this Agreement, shall mean an instrument, whether in single or multiple modules, that is capable in itself of automatically cycling samples in the PCR process.
2. GRANT
     2.1 Upon the terms and subject to the exceptions and conditions of this agreement, PE CORP grants to Thermal Cycler Supplier the following personal, non-transferable, royalty-bearing, non-exclusive rights in the Territory under the Amplification Patent Rights:
(a) Thermal Cycler Supplier is hereby authorized to sell and distribute to end users under Thermal Cycler Supplier’s name and trademarks the specific thermal cyclers and temperature cycling instruments described in Exhibit 1 (i.e. the Smart Cycler(R) System, Smart Cycler(R) XC System and GeneXpert(TM) Prototype, in the configurations described) and any thermal cycler or temperature cycling instrument containing one or more I-CORE(TM) modules (as defined in Exhibit 1) manufactured by Thermal Cycler Supplier, but not otherwise to sell or distribute to thermal cycler suppliers, with a label conveying to end users (including Thermal Cycler Supplier itself) in the Fields the up-front rights of PCR process licenses under the Amplification Patent Rights as specified in the label set forth in Section 5.1 below, that is, with an Authorized Thermal Cycler label; and
(b) Thermal Cycler Supplier may advertise and promote such thermal cyclers and temperature cycling instruments as described in Exhibit 1 and so labeled as Authorized Thermal Cyclers for PCR.
The grant of this Section 2.1 conveys no right or immunity, express or implied, under the Amplification System Patent Rights.
     2.2 Upon the terms and subject to the exceptions and conditions of this Agreement, PE CORP grants to Thermal Cycler Supplier a personal,

Pages 24 of 34

Enclosure 7 (5 of 14)
non-transferable, royalty-bearing, non-exclusive right under the Amplification System Patent Rights to convey to end-user customers (including Thermal Cycler Supplier itself) of Thermal Cycler Supplier’s Authorized Thermal Cyclers a non-exclusive license to use the same in the Fields in the Territory. The grant of this Section 2.2 includes no right or immunity, express or implied, under the Amplification Patent Rights.
     2.3 No right, immunity, authorization or license is granted, expressly or by implication, for any other purpose, or in any other field, including: to make, have made, use or sell any polymerase (such as Taq), amplification reagent or kit; or to perform PCR or nucleic acid amplification that is not fully licensed under the Amplification Patent Rights. No right, immunity, authorization or license is granted, expressly or by implication, under any patent or patent application that is not expressly included in the Amplification Patent Rights, or the Amplification System Patent Rights. Specifically, but without limitation, no right, immunity, authorization or license is granted, expressly or by implication, under patents and applications of PE CORP or Roche that cover apparatus, methods, or reagents for real-time detection (for example, U.S. Patent No. 5,928,907 and published European patent applications EP 872562 and EP 512334) or for homogeneous assay (for example, U.S. Patents Nos. 5,210,015, 5,487,972, 5,538,848, all related to the 5’ nuclease assay).
     2.4 Rights granted to Thermal Cycler Supplier by this Agreement are personal to Thermal Cycler Supplier alone. Thermal Cycler Supplier shall have no right to sublicense, assign or otherwise transfer or share its rights hereunder.
     2.5 Notwithstanding the prohibition of Section 2.4, Thermal Cycler Supplier’s rights to sell to end users under the grants of Sections 2.1 and 2.2 include the right to sell through Affiliates (so long as Thermal Cycler Supplier reports and pays under this Agreement on their behalf) and through distributors of Thermal Cycler Supplier and such Affiliates, as well as directly.
     2.6 Thermal Cycler Supplier agrees not to promote, directly or through distributors, the unlicensed use of the Amplification Patent Rights by the sale of unauthorized thermal cyclers or temperature cycling instruments, or by selling add-on modules for thermal cyclers or temperature cycling instruments other than as additions to Authorized Thermal Cyclers.
     3. FEES, ROYALTIES, RECORDS AND REPORTS
     3.1 For the licenses and rights granted under Article 2, Thermal Cycler Supplier shall pay to PE CORP:
(a)	license issue fee of US$[**];

(b)	for each Smart Cycler(R) System or Smart Cycler(R) XC System thermal cycler as described in Exhibit 1

Pages 25 of 34

Enclosure 7 (6 of 14)
(including all modules and components), or any thermal cycler or temperature cycling instrument containing one or more I-CORE(TM) modules (as defined in Exhibit 1) having a maximum capacity, if fully expanded, of more than [**] individual samples, delivered or invoiced by Thermal Cycler Supplier or an Affiliate after the effective date of this Agreement, US$[**] plus [**] percent ([**]%) of the Net Sales Price, and for each add-on module, [**] percent ([**]%) of the Net Sales Price;

(c)	for each GeneXpert(TM) Prototype temperature cycling instrument as described in Exhibit 1 (including all modules and components), or any thermal cycler or temperature cycling instrument containing one I-CORE(TM) module (as defined in Exhibit 1) having a non-expandable capacity of no more than [**] individual sample, delivered or invoiced by Thermal Cycler Supplier or an Affiliate after the effective date of this Agreement, US$[**] plus [**] percent ([**]%) of the Net Sales Price; and

(d)	for each thermal cycler or temperature cycling instrument containing one or more I-CORE(TM) modules (as defined in Exhibit 1) having a maximum capacity, if fully expanded, of at least [**] but no more than [**] individual samples, delivered or invoiced by Thermal Cycler Supplier or an Affiliate after the effective date of this Agreement, US$[**] plus [**] [**] percent ([**]%) of the Net Sales Price, and for each add-on module, [**] percent ([**]%) of the Net Sales Price.
The license issue fee shall be paid on the effective date of this Agreement. The per-thermal cycler payments specified in this Section 3,1 shall be paid as specified in Sections 3.4 and 3.5. Each thermal cycler or temperature cycling instrument for which those payments are paid shall be an Authorized Thermal Cycler and shall be so designated pursuant to Article 5 hereof.
     3.2 All amounts payable hereunder shall be payable in United States dollars. Sales in other countries shall be converted to U.S. dollars based on the New York rate of exchange as quoted in the Wall Street Journal for the last business day of the applicable quarter. If not so published, The Parties may agree on a substitute publication. In the event there is no comparable publication, the applicable rate for such date by the appropriate governmental agency in such country shall apply.
     3.3 Thermal Cycler Supplier shall keep, and shall require its pertinent Affiliates to keep, full, true and accurate books of account containing all particulars necessary to show the amount payable to PE CORP under this Agreement. Such books and the supporting data shall be open at all reasonable times, for three (3) years following the end of the calendar year to

Pages 26 of 34

Enclosure 7 (7 of 14)
which they pertain (and access shall not be denied thereafter, if reasonably available), to the inspection of an independent inspector retained by PE CORP. If in dispute, such records shall be kept until the dispute is settled. Inspection shall be at PE CORP’s expense, unless the inspector concludes that the amount payable that is stated in a report is understated by five percent (5%) or more, in which case expenses shall be paid by Thermal Cycler Supplier.
     3.4 Thermal Cycler Supplier shall within thirty (30) days after the first of each January, April, July and October deliver to PE CORP a true and accurate accounting report. This report shall be on a country-by-country basis and shall give such particulars of the business conducted by Thermal Cycler Supplier in each country during the preceding three (3) calendar months as are pertinent to accounting under this Agreement and shall be in accordance with, and include all information specified in, the royalty report form attached hereto as Appendix A.
          The correctness and completeness of each report shall be attested to in writing by the responsible financial officer of Thermal Cycler Supplier or by Thermal Cycler Supplier’s external auditor.
     3.5 Simultaneously with the delivery of each royalty report, Thermal Cycler Supplier shall pay to PE CORP the monies then due under this Agreement for the period covered by the report. Each report and payment shall be sent by the due date to the following address:
PE Biosystems
PE Corporation
850 Lincoln Centre Drive
Foster City, California, 94404 U.S.A.
Attention: Director of Licensing
or to any address that PE CORP may advise in writing.
     3.6 If Thermal Cycler Supplier shall fail to pay any amount owing under this Agreement by the due date, the amount owed shall bear interest at two percent (2%) over the Citibank NA base lending rate (“prime rate”) from the due date until paid, provided, however, that if this interest rate is held to be unenforceable for any reason, the interest rate shall be the maximum rate allowed by law at the time the payment is due.
     3.7 Failure of Thermal Cycler Supplier to pay any amount specified under this Agreement within thirty (30) days after the due date will give PE CORP the right to terminate under Section 6.7.
     3.8 If all patents included in the Amplification Patent Rights expire before all patents included in the Amplification System Patent Rights, or vice versa, the per-thermal cycler payments

Pages 27 of 34

Enclosure 7 (8 of 14)
specified in Section 3.1 shall thereafter be reduced to the amount PE CORP is then charging for the remaining claims.
     4. PAST SALES SALES AND ACTIVITIES
     4.1 On the effective date of this Agreement, Thermal Cycler Supplier shall pay to PE CORP the sum of $[**]. In consideration thereof all thermal cyclers and temperature cycling instruments delivered or invoiced by Thermal Cycler Supplier and its Affiliates (including thermal cyclers and temperature cycling instruments delivered to themselves for use) prior to the effective date of this Agreement shall be considered Authorized Thermal Cyclers subject to the conditions of Section 4.2 and 5.3; and all earlier use of such thermal cyclers or temperature cycling instruments by customers, direct or indirect, of Thermal Cycler Supplier shall be deemed to have been use of a thermal cycler or temperature cycling instrument within the grant of this Agreement. This section does not apply to thermal cyclers or temperature cycling instruments already authorized by PCR users.
     4.2 Thermal Cycler Supplier shall send to the original end-user customers of the thermal cyclers and temperature cycling instruments that are the subject of Section 4.1, Authorized Thermal Cycler notices in accord with Section 5.1 with a means reasonably satisfactory to PE CORP to relate each such notice to the appropriate thermal cycler or temperature cycling instrument. Any such thermal cycler or temperature cycling instrument not having an authorization notice within one hundred and twenty (120) days after the effective date of this Agreement shall cease to be an Authorized Thermal Cycler unless Thermal Cycler Supplier establishes to the reasonable satisfaction of PE CORP that (a) the thermal cycler or temperature cycling instrument falls within Section 4.1 and (b) the Authorized Thermal Cycler notice for the thermal cycler or temperature cycling instrument has not been applied to another instrument.
     5. AUTHORIZATION NOTICE
     5.1 Thermal Cycler Supplier agrees to include prominently in the front of the user’s manual for each Authorized Thermal Cycler, and for no other thermal cycler or temperature cycling instrument, a Notice as specified from time to time by PE CORP. Unless and until PE CORP reasonably instructs differently, the Notice shall be:
               AUTHORIZED THERMAL CYCLER
THIS INSTRUMENT, SERIAL NO.                                         , IS AN AUTHORIZED THERMAL CYCLER. ITS PURCHASE PRICE INCLUDES THE UP-FRONT FEE COMPONENT OF A LICENSE UNDER THE PATENTS ON THE POLYMERASE CHAIN REACTION (PCR) PROCESS, WHICH ARE OWNED BY ROCHE MOLECULAR SYSTEMS INC. AND F. HOFFMANN-LA ROCHE LTD, TO PRACTICE THE PCR PROCESS FOR INTERNAL RESEARCH AND DEVELOPMENT USING THIS INSTRUMENT. THE RUNNING ROYALTY COMPONENT OF THAT LICENSE MAY BE PURCHASED FROM PE BIOSYSTEMS OR OBTAINED BY PURCHASING AUTHORIZED REAGENTS. THIS INSTRUMENT IS ALSO AN AUTHORIZED THERMAL CYCLER FOR USE WITH APPLICATIONS LICENSES AVAILABLE FROM PE BIOSYSTEMS. ITS USE WITH AUTHORIZED REAGENTS ALSO

Pages 28 of 34

Enclosure 7 (9 of 14)
PROVIDES A LIMITED PCR LICENSE IN ACCORDANCE WITH THE LABEL RIGHTS ACCOMPANYING SUCH REAGENTS. PURCHASE OF THIS PRODUCT DOES NOT ITSELF CONVEY TO THE PURCHASER A COMPLETE LICENSE OR RIGHT TO PERFORM THE PCR PROCESS. FURTHER INFORMATION ON PURCHASING LICENSES TO PRACTICE THE PCR PROCESS MAY BE OBTAINED BY CONTACTING THE DIRECTOR OF LICENSING AT PE CORPORATION, 850 LINCOLN CENTRE DRIVE, FOSTER CITY, CALIFORNIA 94404.
NO RIGHTS ARE CONVEYED EXPRESSLY, BY IMPLICATION OR ESTOPPEL TO ANY PATENTS ON REAL-TIME METHODS, INCLUDING BUT NOT LIMITED TO 5’ NUCLEASE ASSAYS, OR TO ANY PATENT CLAIMING A REAGENT OR KIT.
PE BIOSYSTEMS DOES NOT GUARANTEE THE PERFORMANCE OF THIS INSTRUMENT.
     5.2 Thermal Cycler Supplier agrees to affix permanently and prominently to each Authorized Thermal Cycler the designation “Authorized Thermal Cycler”, its Serial Number and a direction to consult the user’s manual for license information.
     5.3 Thermal Cycler Supplier further agrees to instruct the ultimate purchaser that transfer of the thermal cycler or temperature cycling instrument without the Serial Number or the Notice shall automatically terminate the authorization granted by this Agreement and the thermal cycler or temperature cycling instrument shall cease to be an Authorized Thermal Cycler.
     5.4 To avoid confusion among thermal cycler users, Thermal Cycler Supplier agrees not to designate or refer to thermal cyclers or temperature cycling instruments covered by this Agreement as “licensed” unless it fully and simultaneously explains that the thermal cyclers or temperature cycling instruments do not convey with their purchase a complete license under the Amplification Patent Rights.
     5.5 No Authorization Notice shall be supplied with an add-on module or anything else which is less than a complete thermal cycler or temperature cycling instrument.
     6. TERM AND TERMINATION
     6.1 This Agreement, unless sooner terminated, shall continue until the expiration of the last-to-expire of the patents under which rights are granted in this Agreement.
     6.2 This Agreement shall terminate upon a holding of invalidity or unenforceability of all patent claims licensed hereunder by a final court decision from which no appeal is or can be taken.
     6.3 Thermal Cycler Supplier may terminate this Agreement for any reason by giving written notice to PE CORP and ceasing to advertise or promote its thermal cyclers or temperature cycling instruments as described in Exhibit 1 as Authorized Thermal Cyclers. Such termination shall be effective ninety (90) days after said notice or cessation, whichever is later.

Enclosure 7 (10 of 14)
     6.4 The decision of a Court or Administrative body finding PE CORP liable or culpable due to Thermal Cycler Supplier’s manufacture of thermal cyclers or temperature cycling instruments covered by this Agreement or due to the sale or distribution of those thermal cyclers or temperature cycling instruments by Thermal Cycler Supplier, an Affiliate or a distributor shall give PE CORP the right to terminate this Agreement immediately upon notice.
     6.5 This Agreement shall terminate upon (i) an adjudication of Thermal Cycler Supplier as bankrupt or insolvent, or Thermal Cycler Supplier’s admission in writing of its inability to pay its obligations as they mature; (ii) an assignment by Thermal Cycler Supplier for the benefit of creditors; (iii) the appointment of, or Thermal Cycler Suppliers applying for or consenting to the appointment of, a receiver, trustee or similar officer for a substantial part of its property; (iv) the institution of or any act of Thermal Cycler Supplier instituting any bankruptcy, insolvency arrangement, or similar proceeding; (v) the issuance or levy of any judgment, writ, warrant of attachment or execution or similar process against a substantial part of the property of Thermal Cycler Supplier; or (vi) loss of Thermal Cycler Suppliers federal or state licenses, permits or accreditation necessary for distribution of Authorized Thermal Cyclers.
     6.6 PE CORP may terminate this Agreement immediately on notice upon any change in the ownership or control of Thermal Cycler Supplier or of its assets. For such purposes, a “change in ownership or control” shall mean that 30% or more of the voting stock of Thermal Cycler Supplier becomes subject to the ownership or control of a person or entity, or any related group of persons or entities acting in concert, which person(s) or entity(ies) did not own or control such portion of voting stock on the Effective Date hereof. PE CORP shall have the same right to terminate upon any transfer of 30% or more of the assets of Thermal Cycler Supplier.
     6.7 Upon any breach of or default of a material term under this Agreement by Thermal Cycler Supplier, PE CORP may terminate this Agreement upon thirty (30) days’ written notice. PE CORP will withdraw such notice if, during the notice period, Thermal Cycler Supplier fully cures such breach or default to PE CORP’s reasonable satisfaction.
     6.8 Upon expiration or termination of this Agreement, all rights granted to Thermal Cycler Supplier shall revert to or be retained by PE CORP.
     6.9 Thermal Cycler Supplier’s obligations to report and pay royalties as to activities under this Agreement shall survive termination or expiration.
     7. CONFIDENTIALITY — PUBLICITY

Enclosure 7 (11 of 14)
     7.1 In advertisements, catalogs, brochures, sales literature and promotional literature for Authorized Thermal Cyclers, Thermal Cycler Supplier, Affiliates and distributors shall state the following prominently in type and location:
Practice of the patented polymerase chain reaction (PCR) process requires a license. The <Supplier’s Model> Thermal Cycler is an Authorized Thermal Cycler and may be used with PCR licenses available from PE Corporation. Its use with Authorized Reagents also provides a limited PCR license in accordance with the label rights accompanying such reagents.
     7.2 With respect to Thermal Cycler Supplier’s distribution of any written information to Third Parties, including but not limited to advertising, brochures, catalogs, promotional and sales material, and public relations material, PE CORP shall have the right to prescribe changes regarding references to, or descriptions of: PE CORP, PCR, the patents under which rights are granted in this Agreement, PCR licenses or authorizations, or this Agreement. Thermal Cycler Supplier agrees to comply with PE CORP’s reasonable prescriptions.
     7.3 Except as provided in Sections 7.1 and 7.2, Thermal Cycler Supplier shall, to the extent reasonably practicable, maintain the confidentiality of the provisions of this Agreement and shall refrain from disclosing the terms of this Agreement without the prior written consent of PE CORP, except to the extent Thermal Cycler Supplier concludes in good faith that such disclosure is required under applicable law or regulation, in which case PE CORP shall be notified in advance.
     8. COMPLIANCE AND QUALITY
     8.1 In the exercise of any and all rights and in performance hereunder, it shall be the duty of Thermal Cycler Supplier, not PE CORP, to comply fully with all applicable laws, regulations and ordinances and to obtain and keep in effect licenses, permits and other governmental approvals (federal, state or local) necessary or appropriate to carry on activities hereunder.
     8.2 PE CORP does not approve or endorse thermal cyclers or temperature cycling instruments of Thermal Cycler Supplier in any way or for any purpose, including PCR Quality and quality control with respect to suitability for PCR, according to standards and requirements that may exist in the marketplace from time to time, are the sole responsibility of Thermal Cycler Supplier.
     9. ASSIGNMENT
     9.1 This Agreement shall not be assigned by Thermal Cycler Supplier (including without limitation any assignment or transfer that would arise from a sale or transfer of Thermal Cycler Supplier’s business).
     9.2 PE CORP may assign all or any part of its rights and obligations under this Agreement at any time without the consent of Thermal Cycler Supplier. Thermal Cycler Supplier agrees to execute such further acknowledgments or other instruments as PE CORP may reasonably request in connection with such assignment.

Enclosure 7 (12 of 14)
     10. NEGATION OF WARRANTIES AND INDEMNITY
     10.1 Nothing in this Agreement shall be construed as: (a) a warranty or representation by PE CORP as to the validity or scope of any patent; (b) a warranty or representation that the practice under the Amplification Patent Rights or the Amplification System Patent Rights is or will be free from infringement of patents of Third Patties; (c) an authority or obligation to sublicense or to sue Third Parties for infringement; (d) except as expressly set forth herein, conferring the right to use in advertising, publicity or otherwise, in any form, the name of, or any trademark or trade name of, PE CORP or Roche; (e) conferring by implication, estoppel or otherwise any license, immunity or right under any patent owned by or licensed to PE CORP or Roche other than those specified, regardless of whether such patent is dominant or subordinate to the patents under which rights are granted in this Agreement; (f) an obligation to furnish any know-how; or (g) creating any agency, partnership, joint venture or similar relationship between PE CORP or Roche and Thermal Cycler Supplier.
     10.2 PE CORP MAKES NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.
     10.3 Thermal Cycler Supplier agrees to take all reasonable precautions to prevent death, personal injury, illness and property damage from the use of Authorized Thermal Cyclers. Thermal Cycler Supplier shall assume full responsibility for its operation under the patents under which rights are granted in this Agreement, the manufacture of Authorized Thermal Cyclers and the use thereof and shall defend, indemnify and hold PE CORP harmless from and against all liability, demands, damages, expenses (including attorneys fees) and losses for death, personal injury, illness, property damage or any other injury or damage, including any damages or expenses arising in connection with state or federal regulatory action, in view of the use by Thermal Cycler Supplier, its officers, directors, agents and employees of the Amplification Patent Rights and the Amplification System Patent Rights, and the manufacture and use of Authorized Thermal Cyclers except that Thermal Cycler Supplier shall not be liable to PE CORP for injury or damage arising solely because of PE CORP’s negligence.
     11. MOST FAVORED LICENSEE
     11.1 If after signature of this Agreement, PE CORP grants to any unrelated third party, other than Roche, a license of substantially the same scope as granted to Thermal Cycler Supplier herein but under more favorable royalty rates than those given to Thermal Cycler Supplier under this Agreement, PE CORP shall promptly notify Thermal Cycler

Enclosure 7 (13 of 14)
Supplier of said more favorable royalty rates, and Thermal Cycler Supplier shall have the right and option to substitute such more favorable royalty rates for the royalty rates contained herein. Thermal Cycler Supplier’s right to elect said more favorable royalty rates shall extend only for so long as and shall be conditioned on Thermal Cycler Supplier’s acceptance of all the same conditions, favorable or unfavorable, under which such more favorable royalty rates shall be available to such other third party. Upon Thermal Cycler Supplier’s acceptance of all such terms of said third-party agreement, the more favorable royalty rates shall be effective as to Thermal Cycler Supplier on the date of execution of such other third party license agreement. Notwithstanding the foregoing, in the event that PE CORP and/or Roche shall receive substantial other nonmonetary consideration, for example, such as intellectual property rights, as a part of the consideration for its granting of such license to a third party, then this Section 11.1 shall not apply.
     12. GENERAL
     12.1 This Agreement constitutes the entire agreement between The Parties as to the subject matter hereof, and all prior negotiations, representations, agreements and understandings are merged into, extinguished by and completely expressed by it. This Agreement may be modified or amended only by a writing executed by authorized officers of each of The Parties.
     12.2 Any notice required or permitted to be given by this Agreement shall be given by postpaid, first class, registered or certified mail, or by courier or facsimile, properly addressed to the other party at the respective address as shown below:
If to PE CORP:
PE Biosystems
PE Corporation
850 Lincoln Centre Drive
Foster City, California 94404 U.S.A.
Attn.: Director of Licensing
If to Thermal Cycler Supplier:
Cepheid
1190 Borregas Avenue
Sunnyvale, California 94089
Attn.: President
Either party may change its address by providing notice to the other. A notice shall be deemed given four (4) full business days after the day of mailing, or one full day after the date of delivery to the courier, or the date of facsimile transmission, as the case may be.
     12.3 Governing Law and Venue. This Agreement shall be deemed made in the State of Delaware, and it shall be construed and enforced in accordance with the law of the State of Delaware. The Parties agree that the exclusive jurisdiction and venue for any dispute or controversy arising from this Agreement shall be in the state or federal courts in Delaware.
     12.4 Nothing in this Agreement shall be construed to require the

Enclosure 7 (14 of 14)
commission of any act contrary to law, and wherever there is any conflict between any provision of this Agreement or concerning the legal right of The Parties to enter into this contract and any statute, law or ordinance, the latter shall prevail, but the provision shall be limited only to the extent necessary.
     12.5 If any provision of this Agreement is held or discovered to both parties’ satisfaction to be illegal, invalid or unenforceable in any jurisdiction or to render any patent in that jurisdiction unenforceable, the provision as it applies to that jurisdiction only shall be replaced automatically, as part of the document, by a provision as similar in terms as possible but not subject to such infirmity, in order to achieve the intent of the parties to the extent possible. In any event, as to that jurisdiction all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.
IN WITNESS WHEREOF, The Parties hereto have duly executed this Agreement on the date(s) indicated below.

PE BIOSYSTEMS		CEPHEID

(THERMAL CYCLER SUPPLIER)

By:	/s/ [Signature Illegible]	By:	/s/ THOMAS L. GUTSHALL

Title: V. P., Intellectual Property		Title: CEO & Chairman
Date: 4/13/00		Date: 4/6/00